EXHIBIT 10.1

AMENDMENT TO LOAN DOCUMENTS

This AMENDMENT TO LOAN DOCUMENTS (the “Amendment”) is dated as of February 17, 2009, by and among ISCO International, Inc., a Delaware corporation (the “Company”), Alexander Finance, L.P., an Illinois limited partnership (“Alexander”), and Manchester Securities Corporation, a New York corporation (“Manchester” and together with Alexander, the “Lenders”).

W I T N E S S E T H

WHEREAS, the Company has issued notes to and borrowed funds from the Lenders pursuant to a Third Amended and Restated Loan Agreement, dated November 10, 2004, as amended (the “2004 Loan Agreement”), a Securities Purchase Agreement, dated June 22, 2006 (the “2006 Purchase Agreement”), a 2008 Loan Agreement, dated May 29, 2008 (the “2008 Loan Agreement”), and an August 2008 Loan Agreement, dated August 18, 2008 (the “August 2008 Loan Agreement” and together with the 2004 Loan Agreement, the 2006 Purchase Agreement, and the 2008 Loan Agreement, the “Loan Documents”), each such agreement by and among Company and the Lenders;

WHEREAS, the parties have previously amended certain of the Loan Documents pursuant to amendments dated June 26, 2007, May 29, 2008, and August 18, 2008; and

WHEREAS, the Company has requested that the Lenders further amend the Loan Documents to provide for certain changes as more fully set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The Company and the Lenders agree and acknowledge that:

a.
Any suspension of trading of the Company’s common stock on the NYSE Alternext US or any subsequent delisting or deregistration of the Company’s common stock by the NYSE Alternext US shall not be deemed to violate, breach or otherwise constitute a default under Section 4.1(b) of the 2004 Loan Agreement.

b.
Any suspension of trading of the Company’s common stock on the NYSE Alternext US or any subsequent delisting or deregistration of the Company’s common stock by the NYSE Alternext US shall not be deemed to violate, breach or otherwise constitute a default under Section 3.1(b) of the 2006 Purchase Agreement.

c.
Any suspension of trading of the Company’s common stock on the NYSE Alternext US or any subsequent delisting or deregistration of the Company’s common stock by the NYSE Alternext US shall not be deemed to violate, breach or otherwise constitute a default under Section 4.1(b) of the 2008 Loan Agreement.

d.
Any suspension of trading of the Company’s common stock on the NYSE Alternext US or any subsequent delisting or deregistration of the Company’s common stock by the NYSE Alternext US shall not be deemed to violate, breach or otherwise constitute a default under Section 4.1(b) of the August 2008 Loan Agreement.

e.
Any suspension of trading of the Company’s common stock on the NYSE Alternext US or any subsequent delisting or deregistration of the Company’s common stock by the NYSE Alternext US does not constitute an “Event of Default” as defined under each of the Loan Documents.

f.
Neither the Company’s execution, delivery and performance of this Amendment nor any suspension of trading or deregistration of the Company’s common stock on the NYSE Alternext US or any subsequent delisting of the Company’s common stock by the NYSE Alternext US violates any material term, provision or covenant of any agreement that is currently in effect between the Company and either of Alexander or Manchester.

g.	The August 2008 Loan Agreement is hereby amended by deleting Section 4.5 thereof in its entirety.

2. The Company covenants and agrees that so long as any loans are outstanding pursuant to any of the Loan Documents and notwithstanding any suspension of trading of the Company’s common stock on the NYSE Alternext US or any subsequent delisting or deregistration of the Company’s common stock by the NYSE Alternext US, the Company shall continue to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall timely file all required reports under Section 13 or 15(d) of the Exchange Act (after taking into account all extensions applicable or available to the Company under Rule 12b-25 promulgated under the Exchange Act).

3. Immediately following any suspension of trading of the Company’s common stock on the NYSE Alternext US or any subsequent delisting or deregistration of the Company’s common stock by the NYSE Alternext US, the Company shall cause its common stock to be qualified for quotation on the OTC Bulletin Board or the Pink Sheets.

4. The Loan Documents, as amended to date, shall remain in full force and effect and all terms hereof are hereby ratified and confirmed by the Company. Except for specifically provided herein, all other terms and conditions of the Loan Documents shall remain in full force and effect, giving effect to all previous amendments thereto.  Except with respect to the Loan Documents, nothing contained in this Amendment shall be deemed to be or construed as a waiver or modification of any terms or provisions of any agreement between Alexander and the Company or Manchester and the Company, or any rights of Alexander or Manchester arising thereunder as a result of the Company’s execution, delivery and performance of this Amendment.

5. Any and all references to any of the Loan Documents and any instrument previously and now hereafter executed by the Company shall be deemed to refer to the Loan Documents as amended by this Amendment and any future amendments hereafter entered into between the parties.

{Signature Page Follows}

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written above.

WITNESS:	ISCO INTERNATIONAL, INC.

By: /s/Evi Sukandi	By:	/s/ Gary Berger
Name: Evi Sukandi		Name : Gary Berger
Title : Chief Financial Officer

ALEXANDER FINANCE, L.P.

By:	/s/ Bradford Whitmore
Name : Bradford Whitmore
Title: President of Bun Partners, Inc.
General Partner of Alexander Finance, L.P.

MANCHESTER SECURITIES CORPORATION

By:	/s/ Elliot Greenberg
Name : Elliot Greenberg
Title : Vice President